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EXHIBIT 10.2


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                              MSC.SOFTWARE CORPORATION

                             COMERICA BANK - CALIFORNIA

                            LOAN AND SECURITY AGREEMENT

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This LOAN AND SECURITY AGREEMENT is entered into as of August 11, 1999 by and among COMERICA BANK-CALIFORNIA ("Bank") and MSC.Software Corporation
("Borrower").

RECITALS

Borrower desires to obtain credit from Bank and Bank desires to provide credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT
The parties agree as follows:

1.  DEFINITIONS AND CONSTRUCTION.

    1.1 DEFINITIONS. AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING DEFINITIONS:

               "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to a Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by a Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

               "Advance" or "Advances" means a cash advance under the Revolving Facility.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

               "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), whether or not suit is brought.

               "Borrower's Books" means all of a Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "Borrowing Base" means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close and if such day relates to any LIBOR Rate Extensions, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

               "Change in Control" means a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction..

               "Closing Date" means the date of this Agreement.

               "Code" means the California Uniform Commercial Code.

               "Collateral" means the property described on EXHIBIT A attached hereto.

               "Committed Revolving Line" means a credit extension of Fifteen Million Dollars ($15,000,000).


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               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

               "Credit Extension" means each Advance, the Term Loan or any other extension of credit by Bank for the benefit of a Borrower hereunder.

               "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of a Borrower and its Subsidiaries as at such date.

               "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of a Borrower and its Subsidiaries, as at such date, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of a Borrower or any Subsidiary to a date more than one year from the date of determination.

               "Daily Balance" means the amount of the Obligations owed at the end of a given day.

               "Effective Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the financial statement net worth of a Person on a consolidated basis, minus intangible assets, plus Subordinated Debt, on a consolidated basis determined in accordance with GAAP.

                "Eligible Accounts" means those Accounts that arise in the ordinary course of a Borrower's business that comply with all of the representations and warranties to Bank set forth in Section 5.4; PROVIDED, that standards of eligibility may be fixed and revised from time to time by Bank as a consequence of any Collateral audits done pursuant to Section 6.3 in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

               (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

               (b) Accounts with respect to an account debtor, twenty-five percent (25%) or more of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date.

               (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;


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               (d) Accounts with respect to which goods are placed on
consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

               (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

               (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States and is not supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, except for Eligible Foreign Accounts;

               (g) Accounts with respect to which the account debtor is the United States or any agency or subdivision thereof;

               (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to such Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to such Borrower;

               (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates of such account debtor, whose total obligations to Borrower exceed twenty percent (20%) of all Accounts, to the extent such obligations exceed the aforementioned percentage;

               (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

               (k) Accounts the collection of which Bank reasonably determines to be doubtful.

               "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that Bank approves on a case-by-case basis.

                "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "Event of Default" has the meaning assigned in Article 8.

               "GAAP" means generally accepted accounting principles.

                "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (other than trade payables),
(b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Intellectual Property Collateral" means:

               (a)  Copyrights, Trademarks and Patents;


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               (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

               (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

               (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

               (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

               "Interest Period" means for each LIBOR Rate Extension, a period of approximately one, two, three or six months as Borrower may elect, PROVIDED that the last day of an Interest Period for a LIBOR Rate Extension shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, PROVIDED, FURTHER, in the case of Advances such period shall expire not later than the Revolving Maturity Date and in the case of the Term Loan such period shall expire not later than the Term Maturity Date.

               "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Extension, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Credit Extension.

               "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Extension, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

               "LIBOR Rate Advances" means any Advances or a portion thereof, on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

               "LIBOR Rate Extensions" means any LIBOR Rate Advances or any portion of the Term Loan bearing interest at a rate based on the LIBOR Rate.


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               "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

               "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

               "Obligations" means all loans, advances, debts, liabilities and obligations for monetary amounts owing by Borrower to Bank, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, including those arising under any of the Loan Documents. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement against Borrower or any Subsidiary of Borrower under the Bankruptcy Code), fees, including, without limitation, any and all closing fees, prepayment fees, commitment fees, advisory fees, and attorneys' fees and any and all other fees, expenses, costs or other amounts chargeable to Borrower under any of the Loan Documents.

               "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

               "Periodic Payments" means all interest payments and other recurring payments that Borrower may now or hereafter become obligated to pay to Bank under this Agreement.

               "Permitted Indebtedness" means:

                    (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

                    (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                    (c)  Subordinated Debt;

                    (d) Indebtedness secured by a lien described in clause (c) of the defined term "Permitted Liens", provided the amount of such Indebtedness shall not exceed the cost of the Equipment acquired with the proceeds of such Indebtedness; and

                    (e) Extensions, renewals, modifications, amendments and restatements of any of the items of permitted Indebtedness (a) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower.

               "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule;


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               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank, (iv) Bank's money market accounts, and (v) money market accounts listed on the Schedule and as disclosed to Bank in writing from time to time.

               "Permitted Liens" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

               (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price or lease of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, PROVIDED that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; and

               (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, PROVIDED that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

               "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate" or "reference rate," whether or not such announced rate is the lowest rate available from Bank.

               "Prime Rate Advances" means any Advances or any portion thereof, on which interest is payable based on the Prime Rate in accordance with the terms hereof.

               "Prime Rate Extensions" means any Prime Rate Advances or any portion of the Term Loan bearing interest at a rate based on the Prime Rate.

               "Quick Assets" means, at any date as of which the amount thereof shall be determined, the cash, cash-equivalents, net trade receivables and marketable securities not classified as long term investments, of Borrower and its Subsidiaries determined in accordance with GAAP.

               "Regulatory Change" means a change after the date hereof, in, or of the interpretation of, laws or regulations applicable to Bank.

               "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Advances.


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               "Responsible Officer" means any of the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of Borrower.

               "Revolving Maturity Date" means May 31, 2001.

               "Revolving Facility" means the facility under which Borrower may request Bank to make Advances, as specified in Section 2.1.1 hereof.

               "Schedule" means the schedule of exceptions attached hereto, if any.

               "Subordinated Debt" means any debt incurred by a Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank.

               "Subsidiary" means any corporation, limited liability company or partnership in which (i) any general partnership interest or (ii) more than 50% of the equity of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through one or more Subsidiaries.

               "Term Facility" means the facility under which Borrower may request Bank to make the Term Loan, as specified in Section 2.1.2 hereof.

               "Term Loan" means the term loan in the amount of Five Million Dollars ($5,000,000) pursuant to the provisions of Section 2.1.2.

               "Term Maturity Date" means the earlier of (i) the date that is thirty (30) months from the date of funding of the Term Loan or (ii) February 28, 2002.

               "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness.

               "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.


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    1.2  ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

2.  LOAN AND TERMS OF PAYMENT.

    2.1.1  REVOLVING ADVANCES.

               (a) Subject to and upon the terms and conditions of this Agreement, Borrower may request, and Bank agrees to make, Advances in an aggregate outstanding amount not to exceed the Committed Revolving Line; provided that any time the outstanding Advances exceed Five Million Dollars ($5,000,000), Borrower may request, and Bank agrees to make, Advances in an aggregate outstanding amount not to exceed the lesser of the Committed Revolving Line or the Borrowing Base; provided further, however, that from and after the date that Borrower maintains a ratio of Senior Liabilities to EBITDA of not more than 2.0 to 1.0 for two (2) consecutive fiscal quarters (as such ratio is calculated under Section 6.13 hereof) and for so long as Borrower remains in compliance with Sections 6.9 through 6.14 hereof, Borrower may request, and Bank agrees to make, Advances, in an aggregate amount not to exceed the Committed Revolving Line without reference to the Borrowing Base. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1.1 shall be immediately due and payable.

If at any time the availability of Advances hereunder is subject to the Borrowing Base, the outstanding Advances under this Section 2.1.1 exceed the lesser of the Borrowing Base or the Committed Revolving Line, Borrower shall immediately pay Bank, in cash, the amount of such excess.

               (b) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 11:00 a.m. California time, on the Business Day that a Prime Rate Advance is to be made, and 11:00 a.m. California time on the Business Day that is three (3) Business Days prior to the Business Day on which a LIBOR Rate Advance is made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B-1 hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1.1 to Borrower's deposit account, as specified by such Borrower.

                    Each such notice shall specify:

                    (i) the date such Advance is to be made, which shall be a Business Day;

                    (ii)  the amount of such Advance;

                    (iii) whether such Advance is to be a Prime Rate Advance or a LIBOR Rate Advance; and

                    (iv) if the Advance is to be a LIBOR Rate Advance, the Interest Period for such Advance.

                    Each written request for an Advance, and each confirmation of a telephone request for such an Advance, shall be in substantially the form of EXHIBIT B-1 hereto executed by Borrower.

PRIME RATE ADVANCES. The outstanding principal balance of each Prime Rate Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed), at a floating rate per annum equal to the Prime Rate. Borrower shall pay the entire outstanding principal amount of each Prime Rate Advance on the Revolving Maturity Date.

LIBOR RATE ADVANCES. Each LIBOR Rate Advance shall be in an amount of not less than One Million Dollars ($1,000,000). The outstanding principal balance of each LIBOR Rate Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual
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days elapsed) at a rate per annum equal to the LIBOR Rate plus 200 basis points for such LIBOR Rate Advance. The entire outstanding principal amount of each LIBOR Rate Advance shall be due and payable on the earlier of (i) the last day of the LIBOR Rate Interest Period for such LIBOR Rate Advance if not converted or continued pursuant to Section 2.5(a), and (ii) on the Revolving Maturity Date.

               (e) PREPAYMENT OF THE ADVANCES. Borrower may at any time prepay any Prime Rate Advance or any LIBOR Rate Advance, in full or in part. Each partial prepayment for a LIBOR Rate Advance shall be in an amount not less than One Hundred Thousand Dollars ($100,000). Each prepayment shall be made upon the irrevocable written or telephone notice of Borrower received by Bank not later than 10:00 a.m. California time on the date of the prepayment of a Prime Rate Advance, and not less than three (3) Business Days prior to the date of the prepayment of a LIBOR Rate Advance. The notice of prepayment shall specify the date of the prepayment, the amount of the prepayment, and the Advance or Advances prepaid. Each prepayment of a LIBOR Rate Advance shall be accompanied by the payment of accrued interest on the amount prepaid and any amount required by Section 2.6.

    2.1.2  TERM LOAN.

               (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make one term loan to Borrower by August 30, 1999 in an aggregate amount of Five Million Dollars ($5,000,000). The Term Loan shall be payable in thirty (30) equal monthly installments in the amount of One Hundred Sixty Six Thousand Six Hundred Sixty Seven Dollars ($166,667), plus all accrued interest, beginning on the day one (1) month after funding of the Term Loan, and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts due under this
Section 2.1.2 and any other amounts relating to the Term Loan shall be immediately due and payable.

               (b) When Borrower desires the Term Loan, Borrower will notify Bank by facsimile transmission in the form of EXHIBIT B-1 hereto no later than 11:00 a.m. California time on the Business Day that is three (3) Business Days prior to the Business Day on which the Term Loan is to be made. Bank will credit the amount of the Term Loan to Borrower's deposit account, as specified by such Borrower.

                    The notice shall specify:

                    (i) the date the Term Loan is to be made, which shall be a Business Day;

                    (ii) the portion of the Term Loan that is to be a Prime Rate Extension and a LIBOR Rate Extension; and

                    (iii) if any portion of the Term Loan is to be a LIBOR Rate Extension, the Interest Period for such LIBOR Rate Extension.


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               (c)  PRIME RATE EXTENSIONS. The outstanding principal balance of each portion of the Term Loan that is a Prime Rate Extension shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed), at a floating rate per annum equal to the Prime Rate.

               (d) LIBOR RATE EXTENSIONS. Each LIBOR Rate Extension shall be in an amount of not less than One Million Dollars ($1,000,000). The outstanding principal balance of each portion of the Term Loan that is a LIBOR Rate Extension shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed) at a rate per annum equal to the LIBOR Rate plus 225 basis points for such LIBOR Rate Extension. The entire outstanding principal amount of each LIBOR Rate Extension shall be due and payable on the earlier of (i) the last day of the LIBOR Rate Interest Period for such LIBOR Rate Extension, if not converted or continued pursuant to Section 2.5(a), and (ii) on the Term Maturity Date.

               (e) PREPAYMENT OF THE TERM LOAN. Borrower may at any time prepay any Prime Rate Extension or any LIBOR Rate Extension, in full or in part. Each partial prepayment for a LIBOR Rate Extension shall be in an amount not less than One Hundred Thousand Dollars ($100,000). Each prepayment shall be made upon the irrevocable written or telephone notice of Borrower received by Bank not later than 10:00 a.m. California time on the date of the prepayment of a Prime Rate Extension, and not less than three (3) Business Days prior to the date of the prepayment of a LIBOR Rate Extension. The notice of prepayment shall specify the date of the prepayment, the amount of the prepayment, and the Credit Extension or Credit Extensions prepaid. Each prepayment of a LIBOR Rate Extension shall be accompanied by the payment of accrued interest on the amount prepaid and any amount required by Section 2.6.

    2.2.  INTEREST RATES, PAYMENTS, AND CALCULATIONS.

               (a) INTEREST RATES. Except as set forth in Section 2.2(b), any Credit Extensions shall bear interest, on the average daily balance thereof, at the rates specified in Sections 2.1.1 and 2.1.2 hereof.

               (b) DEFAULT RATE. All Obligations shall bear interest after notice from Bank of the imposition of such default rate, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to three (3) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (c) PAYMENTS. Accrued interest shall be due and payable in arrears upon the earlier of (i) with respect to LIBOR Rate Extensions, the end of the applicable Interest Period or (ii) with respect to LIBOR Rate Extensions, any payment of principal or (iii) the last Business Day of each calendar month. Bank shall automatically charge such interest and all Periodic Payments against Borrower's deposit account held at Bank or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (d) COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

    2.3. CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 2:00 p.m. California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

    2.4.  FEES.     Borrower shall pay to Bank the following:

               (a) FACILITY FEES. On account of the Revolving Facility, Borrower shall pay to Bank a fee equal to 0.375 percent per annum of the difference between the Revolving Committed Line and the average daily outstanding balance in a fiscal quarter under the Revolving Committed Line, which fee shall be payable within five (5) days of the last day of such fiscal quarter. On account of the Term Facility, Borrower shall pay Bank a fee equal to Twenty Five Thousand Dollars ($25,000), which fee shall be payable as a condition to Borrower's requesting the Term Loan.

               (b) BANK EXPENSES. On the Closing Date, an amount equal to the Bank Expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation and negotiation of the Loan Documents and, after the Closing date, all Bank Expenses, including reasonable attorneys' fees and expenses incurred in the enforcement of this Agreement, as and when they become due.

    2.5.  CONVERSION/CONTINUATION OF EXTENSIONS.

               (a) Borrower may from time to time submit in writing a request that Prime Rate Extensions be converted to LIBOR Rate Extensions or that any existing LIBOR Rate Extensions continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Extensions which will constitute LIBOR Rate Extensions (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Extensions. Each written request for a conversion to a LIBOR Rate Extension or a continuation of a LIBOR Rate Extension shall be substantially in the form of a Libor Rate Conversion/Continuation Certificate as set forth on EXHIBIT B-2, which shall be duly executed by a Responsible Officer. Subject to the terms and conditions contained herein, three (3) Business Days after Bank's receipt of such a request from Borrower, such Prime Rate Extensions shall be converted to LIBOR Rate Extensions or such LIBOR Rate Extensions shall continue, as the case may be provided that:

                    (i) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

                    (ii) no party hereto shall have sent any notice of termination of the Agreement;

                    (iii) Borrower shall have complied with such reasonable and customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Rate Extensions; and

                    (iv) the amount of a LIBOR Rate Extension shall be $1,000,000 or such greater amount which is an integral multiple of $500,000.

Any request by Borrower to convert Prime Rate Extensions to LIBOR Rate Extensions or continue any existing LIBOR Rate Extensions shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Extensions, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Extensions.

               (b) Any LIBOR Rate Extensions shall automatically convert to Prime Rate Extensions upon the last day of the applicable Interest Period, unless Bank has received and approved a complete and proper request to continue such LIBOR Rate Extension at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Extensions shall, at Bank's option, convert to Prime Rate Extensions on the last day of the applicable Interest Period in the event that an Event of Default shall exist.

    2.6.  ADDITIONAL REQUIREMENTS/PROVISIONS REGARDING LIBOR RATE EXTENSIONS.

               (a) If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Rate Extension prior to the last day of the Interest Period for such LIBOR Rate Extension, Borrower shall on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period or term exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the London Dollar interbank markets for a period starting on the date on which it was so received and ending on the last day of such Interest Period. Bank's determination as to such amount shall be conclusive absent manifest error.

               (b) Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may reasonably determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Credit Extensions relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change that:

                    (i) changes the basis of taxation of any amounts payable to Bank under this Agreement in respect of any Credit Extensions (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which Bank has its principal office or its lending office); or

                    (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank (including any Credit Extensions or any deposits referred to in the definition of "LIBOR Base Rate" other than those reflected in the calculation of the Reserve Requirement); or

                    (iii) imposes any other material condition affecting this Agreement (or any of such extensions of credit or liabilities).

Bank will notify Borrower of any event occurring after the date of the Agreement that will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation; provided that Borrower shall not be liable for any Additional Costs which relate to a period more than 90 days prior to the giving of such notices by Bank. Bank will furnish Borrower with a statement setting forth the basis and a reasonably detailed calculation of the amount of each request by Bank for compensation under this Section 2.6. Determinations and allocations by Bank for purposes of this Section 2.6 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Credit Extensions or of making or maintaining Credit Extensions or on amounts receivable by it in respect of Credit Extensions, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

               (c) Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of Bank) to compensate it for any reasonable loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a LIBOR Rate Extension on the date for such borrowing specified in the relevant notice of borrowing hereunder.

               (d) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction, other than amounts which relate to a period more than 90 days prior to the making of such demand by Bank. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

               (e) If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Extensions for periods equal to the corresponding Interest Periods or any other period are not available to Bank in the offshore currency interbank markets, or (ii) the LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Extension, then Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Bank's obligation to make the LIBOR Rate Extensions shall be suspended until such conditions no longer exist, unless Bank and Borrower agree in writing to a different interest rate applicable to LIBOR Rate Extensions. If it shall become unlawful for Bank to continue to fund or maintain any LIBOR Rate Extensions, upon demand by Bank, Borrower shall prepay the LIBOR Rate Extensions in full with accrued interest thereon (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 2.6(a)).

    2.7. TERM. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations are outstanding. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

3.  CONDITIONS OF CREDIT EXTENSIONS.

    3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a)  this Agreement;

               (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;
               (c)  a financing statement (Form UCC-1);

               (d)  an intellectual property security agreement;

               (e)  an agreement to provide insurance;

               (f)  an audit of the Collateral of Borrower;

               (g)  landlord consents;

               (h)  an opinion of Borrower's counsel;

               (i) and such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

    3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1;

               (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, except those representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

4. CREATION OF SECURITY INTEREST.

    4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants and pledges to
Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Such security interest shall constitute a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, subject to Permitted Liens. Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and Borrower shall not be deemed to have granted a security interest in (i) any of Borrower's rights or interests in any license, contract or agreement to which Borrower is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Borrower is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Code or any other applicable law (including the Bankruptcy Code) or principles of equity); PROVIDED that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Borrower shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

    4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

    4.3 RIGHT TO INSPECT. Bank (through any of its officers, employees, or agents) shall have the right at Borrower' expense (not to exceed $3,000 per annum, as long as an Event of Default has not occurred and is continuing) upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and audit and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5.  REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

    5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower is a corporation duly existing under the laws of the State of Delaware and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

    5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

    5.3 NO PRIOR ENCUMBRANCES. Borrower has good and marketable title to the Collateral, free and clear of Liens, except for Permitted Liens.

    5.4 BONA FIDE ACCOUNTS. The Accounts are bona fide existing obligations. The property giving rise to such Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment or downloading to and unconditional acceptance (subject to warranties) by the account debtor.

    5.5 MERCHANTABLE INVENTORY. All Inventory (except work-in-process) is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

    5.6 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

    5.7 INTELLECTUAL PROPERTY COLLATERAL. Borrower is the owner or licensee of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and to Borrower's knowledge, no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party, which violation could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Schedule, no part of the Intellectual Property Collateral is subject to any agreement restricting the transfer thereof or the grant of a security interest therein. The Copyrights, Patents and Trademarks listed on the Exhibits to the Intellectual Property Security Agreement constitute all of the intellectual property necessary to sell, license or distribute all of Borrower's products in the ordinary course of business. The Schedule lists all of the material licenses, contracts and agreements as to which Borrower's rights are excluded from the Collateral pursuant to Section 4.1.

    5.8 LITIGATION. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

    5.9 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Borrower and its Subsidiaries that are delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank, other than as set forth in the Schedule.

    5.10 SOLVENCY, PAYMENT OF DEBTS. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

    5.11 REGULATORY COMPLIANCE. Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of any regulations promulgated by the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

    5.12 ENVIRONMENTAL CONDITION. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower; and Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

    5.13 TAXES. Borrower has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except for taxes which are being contested in good faith by appropriate proceedings and reserved against (to the extent required by GAAP) by Borrower.

    5.14 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

    5.15 GOVERNMENT CONSENTS. Borrower has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, the failure to obtain which could reasonably be expected to have a Material Adverse Effect.


    5.16 YEAR 2000. Borrower has reviewed the areas within its operations and business which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the Year 2000 Problem. Based on such review and program, the Year 2000 Problem is not expected to have a Material Adverse Effect upon its financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.

    5.17 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6.  AFFIRMATIVE COVENANTS.

          Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

    6.1 GOOD STANDING. Borrower shall maintain its and each of its material Subsidiaries' corporate existence in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably by expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain in force all licenses, approvals and agreements, the loss of which could reasonably by expected to have a Material Adverse Effect.

    6.2 GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably by expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

    6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month, company prepared consolidated and consolidating income statements for Borrower covering its operations during such period, in reasonable detail and in a form substantially similar to those delivered to Bank prior to the Closing Date and certified by a Responsible Officer; (b) as soon as available, but in any event within forty five (45) days after the end of each fiscal quarter, a company prepared consolidated and consolidating balance sheet, income statement and statement of cash flows for Borrower covering its operations during such period in reasonable detail and in a form substantially similar to those delivered to Bank prior to the Closing Date and certified by a Responsible Officer; (c) as soon as available, but in any event within ninety (90) days after the end of each fiscal year, audited financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank (each of the "Big 5" accounting firms is acceptable), which financial statements shall reflect no material adverse changes from the financial statements prepared by Borrower and delivered to Bank; (d) as soon as available, but in any event within five (5) days after filing, copies of the reports filed by Borrower on Form 10-Q and 10-K with the Securities and Exchange Commission; (e) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000) or more; (f) as soon as available, but in any case within thirty (30) days after the first day of each fiscal year, Borrower's business plan, including operating budget, for such year;
(g) within twenty-five (25) days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect to any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower's intellectual property, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement; and
(h) such budgets, sales projections, operating plans or other financial information (including any filings, documents or reports submitted to the Securities and Exchange Commission) regularly prepared by Borrower as Bank may reasonably request from time to time. Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT D hereto. Within fifteen (15) days of the last day of each month in which the Advances are subject under Section
2.1.1 to a Borrowing Base, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C hereto, together a company-prepared balance sheet covering Borrower's domestic operations and agings of Borrower's accounts payable and accounts receivable, in each case in form and substance reasonably satisfactory to Bank and certified by a Responsible Officer.

    6.4 INVENTORY; RETURNS. Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than One Hundred Thousand Dollars ($100,000).

    6.5 TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

    6.6 INSURANCE. Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's. All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a Bank's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. After the occurrence and during the continuance of an Event of Default, all proceeds payable under any such policy that are not used to repair or replace the property insured shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

    6.7 YEAR 2000 COMPLIANCE. Borrower shall perform all acts reasonably necessary to ensure that Borrower and its Subsidiaries become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Bank may from time to time reasonably require.

    6.8  REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

         (a) Borrower shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement. Borrower shall, on an expedited basis, register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and notify Bank of, all registerable intellectual property rights which constitute or give rise to more than five percent (5%) of Borrower's gross income in any given month which Borrower has developed as of the date of this Agreement but heretofore failed to register and give Bank notice thereof. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and notify Bank of those additional intellectual property rights which constitute or give rise to more than five percent (5%) of Borrower's gross income in any given month which are developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party and prior to Borrower's use of such product (including without limitation major revisions or additions to the intellectual property rights listed on such Exhibits A, B and C) and shall give Bank notice thereof.

         (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

         (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

         (d) Bank may audit Borrower's Intellectual Property Collateral to confirm compliance with this Section 0, provided such audit may not occur more often than once per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this
Section 6.8 to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.8.

    6.9 QUICK RATIO. Borrower shall maintain, as of the last day of each fiscal quarter, a Quick Ratio of not less than 1.5 to 1.0. "Quick Ratio" means the ratio of Quick Assets to Current Liabilities, excluding deferred revenue, but including Advances under the Revolving Facility.

    6.10 FIXED CHARGE COVERAGE RATIO. Beginning December 31, 1999, Borrower shall maintain, as of the last day of each fiscal quarter, a Fixed Charge Ratio of not less than 1.10 to 1.00. Beginning June 30, 2000, Borrower shall maintain, as of the last day of each fiscal quarter, a Fixed Charge Ratio of not less than 1.25 to 1.00. "Fixed Charge Ratio" means the ratio of (x) earnings before interest, taxes, depreciation and amortization on a rolling four quarters basis to (y) the amount of scheduled principal payments on the current portion of long term debt (including scheduled principal payments made on Subordinated Debt) plus interest, taxes, software capitalized and capital expenditures (net of financing) during such rolling four quarters.

    6.11 TOTAL LIABILITIES-EFFECTIVE TANGIBLE NET WORTH. Beginning March 31, 2000, Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Total Liabilities less Subordinated Debt and deferred revenue to Effective Tangible Net Worth of not more than 2.50 to 1.00.

    6.12 PROFITABILITY. Borrower shall not suffer a loss in more than one fiscal quarter during any fiscal year. Borrower shall be profitable before and after taxes on an annual basis.

    6.13 SENIOR LIABILITIES-EBIDTA. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of (i) Total Liabilities, excluding deferred revenue and Subordinated Debt, to (ii) earnings before interest, taxes, depreciation and amortization on a rolling four quarters basis of not more than 4.5 to 1.0 as of June 30, 1999, not more than 3.25 to 1.0 as of September 30, 1999, and not more than 2.0 to 1.0 as of December 31, 1999. This Section 6.13 shall cease to be effective on March 31, 2000.

    6.14 EFFECTIVE TANGIBLE NET WORTH. Borrower shall maintain a minimum Effective Tangible Net Worth, as follows:


      Measurement Date                     Minimum Effective Tangible Net Worth
      ----------------                     ------------------------------------
      June 30, 1999                        $2,000,000
      September 30, 1999                   $6,500,000
      December 31, 1999 and the end of     $15,000,000 plus 75% of Borrower's net
      each fiscal quarter thereafter       income per quarter and 100% of the net
                                           proceeds received from the sale or
                                           issuance of equity securities.

    6.15 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.  NEGATIVE COVENANTS.

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following:

    7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; (iii) Transfers of worn-out or obsolete Equipment or Equipment no longer useful in Borrower's or such Subsidiary's business; (iv) Transfers from Borrower to its Subsidiaries with a value of up to $250,000 per annum; or (v) Transfers from any Subsidiary to Borrower or any Subsidiary.

    7.2 CHANGE IN BUSINESS. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a Change in Control. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

    7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except for the acquisition of Computerized Structural Analysis & Research Corporation in accordance with the terms of the agreement presented to Bank prior to the Closing Date.

    7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

    7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

    7.6 DISTRIBUTIONS. Pay any cash dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or otherwise Transfer any assets to any Affiliates; provided Borrower may repurchase stock from employees and former employees in accordance with the terms of repurchase or similar agreements between Borrower and such persons for so long as an Event of Default has not occurred and is continuing or would not exist after giving effect to such repurchase.


    7.7 INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

    7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

    7.9 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, if an Event of Default exists at the time of such payment or would exist after giving effect to such payment, or make any payment on any Subordinated Debt except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

    7.10 INVENTORY AND EQUIPMENT. Store the Inventory or Equipment with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory or Equipment. Except for that sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the location set forth in Section 10 hereof or Schedule
7.10 hereto, and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

    7.11 COMPLIANCE. Become an "investment company" within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

8.  EVENTS OF DEFAULT.
          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

    8.1 PAYMENT DEFAULT. If Borrower fails to pay the principal of, or any interest on, any Advances when due and payable; or fails to pay any of the other Obligations not constituting principal or interest, (including without limitation, Bank Expenses in accordance with the terms hereof) within thirty
(30) days of receipt by Borrower of an invoice for such other Obligations;

    8.2 COVENANT DEFAULT. If Borrower violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any obligations under Article 6 or any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within twenty (20) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof (provided that no Credit Extensions will be required to be made during such cure period);

    8.3 MATERIAL ADVERSE CHANGE. If there occurs a Material Adverse Effect, or if Bank reasonably determines that Borrower is likely to fail to comply with any of the financial covenants set forth in Sections 6.9 through 6.14 as of the immediately ended quarter or the next occurring measurement date;

    8.4 ATTACHMENT. If any portion of Borrower's assets with a value in excess of $250,000 is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim in excess of $250,000 becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment in excess of $250,000 is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

    8.5 INSOLVENCY. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within sixty (60) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

    8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) or that could have a Material Adverse Effect;

    8.7 SUBORDINATED DEBT. If a Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under this Agreement;

    8.8 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) shall be rendered against a Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

    8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank as of the date such representation or warranty was made by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

9.  BANK'S RIGHTS AND REMEDIES.

    9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

         (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

         (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

         (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

         (d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

         (e) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

         (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit except to the extent such license would result in a breach of such agreement;

         (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

         (h) Bank may credit bid and purchase at any public sale; and

         (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

    9.2 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) if an Event of Default has occurred and is continuing, endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) if an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) if an Event of Default has occurred and is continuing, dispose of any Collateral; (e) if an Event of Default has occurred and is continuing, make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (f) if an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

    9.3 ACCOUNTS COLLECTION. If an Event of Default has occurred and is continuing, Bank may notify any Person owing funds to a Borrower of Bank's security interest in such funds and verify the amount of such Account. After the occurrence and during the continuance of an Event of Default, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

    9.4 BANK EXPENSES. If a Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

    9.5 BANK'S LIABILITY FOR COLLATERAL. Except as provided under the Code, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.

    9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

    9.7 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10. NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:


          If to Borrower:     MSC.Software Corporation

                              815 Colorado Boulevard
                              Los Angeles, CA  90041
                              Attn:  Mr. Lou A. Greco
                              FAX:  (323) 259-4969

          If to Bank:         Comerica Bank-California

                              10900 Wilshire Boulevard
                              Los Angeles, CA  90024
                              Attn:  Mr. David Galst
                              FAX:  (310) 824-6714

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Borrower and Bank hereby submit to the jurisdiction of the state and Federal courts located in the County of Los Angeles and the County of Santa Clara, State of California. BORROWER AND BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12. GENERAL PROVISIONS.

    12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; PROVIDED, HOWEVER, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

    12.2 INDEMNIFICATION. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

    12.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

    12.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

    12.5 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

    12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

    12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                MSC.SOFTWARE CORPORATION


                                By: /s/ Louis A. Greco
                                    ---------------------------------------
                                Title: Chief Financial Officer
                                      -------------------------------------



                                COMERICA BANK-CALIFORNIA


                                By: /s/ David Galst
                                    ---------------------------------------
                                Title: Vice President
                                       ------------------------------------

                                      EXHIBIT A

     The Collateral shall consist of all right, title and interest of Borrower in and to the following:

(a) Any and all goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) Any and all inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

(c) Any and all contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind, but excluding real estate leases;

(d) Any and all now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

(e) Any and all documents, cash, deposit accounts, securities, financial assets, securities entitlements, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

(f) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

(g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B-1

                                ADVANCE REQUEST FORM

     The undersigned hereby certifies as follows:

I, ________________________, am the duly elected and acting _________________
of MSC.Software. This Advance Request Form is delivered on behalf of Borrower to Comerica Bank-California, pursuant to that certain Loan and Security Agreement between the undersigned and other Borrower and Comerica Bank-California dated August 11, 1999 (the "Agreement"). The terms used herein which are defined in the Agreement have the same meaning herein as ascribed to them therein.

Borrower hereby requests on __________________, 19______ an Advance (the "Advance") as follows:

          (a)  The date on which the Advance is to be made is _________,____.

          (b) The amount of the Advance is to be ___________________ ($____________), in the form of a Prime Rate Advance of $__________________;
and/or a LIBOR Rate Advance of $____________ for an Interest Period of __________________ months.

All representations and warranties of Borrower and stated in the Agreement are true and correct in all material respects as of the date of this request for an Advance; provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date.

IN WITNESS WHEREOF, this Advance Request Form is executed by the undersigned as of this ______ day of __________________, ______.

                                 MSC.SOFTWARE CORPORATION

                                 By:
                                    ---------------------------------------
                                 Title:
                                       ------------------------------------

                                    EXHIBIT B-2

                   LIBOR RATE CONVERSION/CONTINUATION CERTIFICATE

The undersigned hereby certifies as follows:

I, ____________________, am the duly elected and acting ____________________ of
MSC.Software ("Borrower").

This certificate is delivered on behalf of Borrower to Bank, pursuant to
Section 2 of that certain Loan and Security Agreement between the undersigned and other Borrower and Bank (the "Agreement"). The terms used in this LIBOR Rate Conversion/Continuation Certificate which are defined in the Agreement have the same meaning herein as ascribed to them therein.

Borrower hereby requests on _________________, _______ a LIBOR Rate Extension (the "Extension") as follows:

          (a) ___ (i)  A rate conversion of an existing Prime Rate
                       Extension from a Prime Rate Extension to a LIBOR Rate Extension; or

              ___ (ii) A continuation of an existing LIBOR Rate Extension as a
                       LIBOR Rate Extension.


                           [CHECK (i) OR (ii) ABOVE]


         (b) The date on which the Extension is to be made is _____________________, ____

         (c) The amount of the Extension is to be ___________________ ($____________), for an Interest Period of ____________ month(s).

All representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date.

IN WITNESS WHEREOF, this LIBOR Rate Conversion/Continuation Certificate is executed by the undersigned as of this _____________ day of____________________,
_____.

                                      MSC.SOFTWARE CORPORATION


                                 By:
                                    ---------------------------------------

                                 Title:
                                       ------------------------------------

FOR INTERNAL BANK USE ONLY


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   LIBOR Pricing Date      LIBOR Rate    LIBOR Rate Variance   Maturity Date
--------------------------------------------------------------------------------
                                                       ____%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     EXHIBIT C

                             BORROWING BASE CERTIFICATE


--------------------------------------------------------------------------------
Borrower:  MSC.Software Corporation     Bank:  Comerica Bank- California

Commitment Amount: $15,000,000
--------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE

      1.   Accounts Receivable Book Value as of ___                   $_________
      2.   Additions (please explain on reverse)                      $_________
      3.   TOTAL ACCOUNTS RECEIVABLE                                  $_________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
      4.   Amounts over 90 days due                        $_________
      5.   Balance of 25% over 90 day accounts             $_________
      6.   Concentration Limits                            $_________
      7.   Foreign Accounts                                $_________
      8.   U.S. Governmental Accounts                      $_________
      9.   Contra Accounts                                 $_________
      10.  Demo Accounts                                   $_________
      11.  Intercompany/Employee Accounts                  $_________
      12.  Other (please explain on reverse)               $_________
      13.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS            $_________
      14.  Eligible Accounts (#3 minus #13)                $_________
      15.  LOAN VALUE OF ACCOUNTS (80% of #14)             $_________

 BALANCES
      16.  Maximum Loan Amount                                        $_________
      17.  Total Funds Available (Lesser of #15 or                    $_________
           #16)
      18.  Present balance owing on Line of Credit                    $_________

      19.  RESERVE POSITION (#17 minus #18)                           $_________

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE FOREGOING IS TRUE, COMPLETE AND CORRECT, AND THAT THE INFORMATION REFLECTED IN THIS BORROWING BASE CERTIFICATE COMPLIES WITH THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE LOAN AND SECURITY AGREEMENT BETWEEN THE UNDERSIGNED AND COMERICA BANK-CALIFORNIA.

COMMENTS:


MSC.Software Corporation


By:
   ---------------------------------------
              Authorized Signer

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:       COMERICA BANK-CALIFORNIA

FROM:          MSC.Software Corporation

The undersigned authorized officer, on behalf of MSC.Software Corporation hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof; provided, however that those representations and warranties expressly referring to another date shall be true and correct as of such date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

   PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.


      REPORTING COVENANT                      REQUIRED                 COMPLIES
      ------------------                      --------                 --------

      Monthly income statements               Monthly within 30       Yes      No
      Quarterly balance sheet, income         Quarterly within 45     Yes      No
      statement and statement of cash flows   days
      Annual (CPA Audited)                    FYE within 90 days      Yes      No
      10K and 10Q                             Within 5 days           Yes      No
      Domestic balance sheet, A/R & A/P       Monthly within 15       Yes      No
      Agings                                  days (when
                                              applicable)
      A/R Audit                               Initial and Annual      Yes      No


      FINANCIAL COVENANT                      REQUIRED      ACTUAL       COMPLIES
      ------------------                      --------      ------       --------
      Maintain on a Quarterly Basis:
      Minimum Quick Ratio                     1.50:1.00     _____:1.00  Yes     No
      Maximum Senior Liabilities-EBITDA       1             _____:1.0   Yes     No
      Maximum Debt-ETNW                       2.50:1.00 2   _______     Yes     No
      Minimum Profitability                   $1.00 3       $_______    Yes     No
      Minimum Fixed Charge Coverage           1.10:1.00 4   _____:1.00  Yes     No
      Minimum Effective TNW                   5


1    4.5:1.0 on 6/30/99; 3.25:1.0 on 9/30/99; 2.0:1.0 on 12/31/99. Terminates on
     3/31/2000.

2    Beginning March 31, 2000.

3    Profitable Annually; no more than 1 quarter of losses.

4 Beginning December 31, 1999 on Quarterly Basis, increasing to 1.25:1.00 as of June 30, 2000 and thereafter.

5    $2,000,000 on 6/30/99; $6,500,000 on 9/30/99; $15,000,000 on 12/31/99 to be
     increased by 75% of net income plus 100% of equity proceeds received thereafter.




                                            -----------------------------------
                                                        BANK USE ONLY
 COMMENTS REGARDING EXCEPTIONS:  See
 Attached
                                              Received by:
                                                          ---------------------
 Sincerely,                                                AUTHORIZED SIGNER

-----------------------------------           Date:
 SIGNATURE                                         ----------------------------

                                              Verified:
-----------------------------------                    ------------------------
 TITLE                                                       AUTHORIZED SIGNER

-----------------------------------           Date:
 DATE                                              ----------------------------
                                              Compliance Status:  Yes    No
                                            -----------------------------------

                               SCHEDULE OF EXCEPTIONS

                                  SCHEDULE 1.1a
                             PERMITTED INDEBTEDNESS



1.   Notes Payable - Former Silverado Investors             $    300,000

2.   Notes Payable - Former Marc Investors                  $ 14,300,000

3.   7 Convertible Subordinated Debentures due 2004         $ 58,556,271

4. Company intends to issue additional 7 Convertible $ 7,943,729 Subordinated Debentures due 2004

                                   SCHEDULE 1.1b
                               PERMITTED INVESTMENTS



1.   Union Bank of California N.A.
     Business Trust Division
     HighMark Money Market - U.S. Government Obligation Funds

2.   Salomon Smith Barney
     Money Market Account

                                   SCHEDULE 1.1c
                                  PERMITTED LIENS


1. Financing Statement 97462988 filed with the Office of the Secretary of State of Massachusetts on April 22, 1997, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett Packard Company Finance & Remark as secured party.

2. Financing Statement 99608248 filed with the Office of the Secretary of State of Massachusetts on February 4, 1999, disclosing The MacNeal-Schwendler Corporation as debtor and Leasetec Systems Credit as secured party.

3. Financing Statement 9521460830 filed with the Office of the Secretary of State of California on July 31, 1995, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company as secured party (expires July 31, 2000).

4. Financing Statement 9711360309 filed with the Office of the Secretary of State of California on April 21, 1997, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company Finance & Remark as secured party (expires on April 22, 2002).

5. Financing Statement 9711360313 filed with the Office of the Secretary of State of California on April 21, 1997, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company Finance & Remark as secured party (expires on April 22, 2002).

6. Financing Statement 9711360385 filed with the Office of the Secretary of State of California on April 21, 1997, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company Finance & Remark as secured party (expires on April 22, 2002).

7. Financing Statement 9711360193 filed with the Office of the Secretary of State of California on April 24, 1997, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company Finance & Remark as secured party (expires on April 24, 2002).

8. Financing Statement 9717160276 filed with the Office of the Secretary of State of California on July 17, 1997, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company Finance & Remark as secured party (expires on July 17, 2002).

9. Financing Statement 97121760428 filed with the Office of the Secretary of State of California on July 29, 1997, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company Finance & Remark as secured party (expires on July 29, 2002).

10. Financing Statement 9726160456 filed with the Office of the Secretary of State of California on September 15, 1997, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company Finance & Remark as secured party (expires on September 16, 2002).

11. Financing Statement 9728960847 filed with the Office of the Secretary of State of California on October 10, 1997, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company Finance & Remark as secured party (expires on October 10, 2002).

12. Financing Statement 9809860722 filed with the Office of the Secretary of State of California on April 8, 1998, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company Finance & Remark as secured party (expires on April 8, 2003).

13. Financing Statement 9818460520 filed with the Office of the Secretary of State of California on July 1, 1998, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company Finance & Remark as secured party (expires on July 1, 2003).

14. Financing Statement 9819660362 filed with the Office of the Secretary of State of California on July 13, 1998, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company Finance & Remark as secured party (expires on July 13, 2003).

15. Financing Statement 9821161157 filed with the Office of the Secretary of State of California on July 29, 1998, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company Finance & Remark as secured party (expires on July 29, 2003).

16. Financing Statement 9821161200 filed with the Office of the Secretary of State of California on July 29, 1998, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company Finance & Remark as secured party (expires on July 29, 2003).

17. Financing Statement 9821161209 filed with the Office of the Secretary of State of California on July 29, 1998, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company Finance & Remark as secured party (expires on July 29, 2003).

18. Financing Statement 9821161216 filed with the Office of the Secretary of State of California on July 29, 1998, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Company Finance & Remark as secured party (expires on July 29, 2003).

19. Filing Number D262580 filed with the Office of the Secretary of State of Michigan on July 29, 1997, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Co. as secured party.

20. Filing Number D279629 filed with the Office of the Secretary of State of Michigan on September 15, 1997, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Co. as secured party.

21. Filing Number D392960 filed with the Office of the Secretary of State of Michigan on July 1, 1998, disclosing The MacNeal-Schwendler Corporation as debtor and Hewlett-Packard Co. as secured party.

                                  SCHEDULE 5.6
                                      NAMES

1.   The MacNeal-Schwendler Corporation

                                    SCHEDULE 5.7
                               INTELLECTUAL PROPERTY


MSC has license agreements (for components of MSC/NASTRAN, MSC/PATRAN, MSC/DYTRAN and MSC/INVISION) with the following third parties:


-----------------------------------------------------------------------------------------------
 THIRD PARTY                        CONTRACT BEGIN DATE    LICENSED PRODUCT(S)
-----------------------------------------------------------------------------------------------
 Apple Computer                     11/03/98               QuickTime (on-line documentation)
-----------------------------------------------------------------------------------------------
 AEA (Harwell Laboratories)         11/18/89               Math Kernels (MSC/NASTRAN only)
-----------------------------------------------------------------------------------------------
 Advanced Visual Systems            10/02/97               AVS/Express
-----------------------------------------------------------------------------------------------
 Adobe Technology                   11/24/97               FrameMaker, Frame Viewer
-----------------------------------------------------------------------------------------------
 Adobe Software                     11/24/98               Adobe Fonts (on-line documentation)
-----------------------------------------------------------------------------------------------
 Automotive Analytics, Inc.         01/02/97               TED
-----------------------------------------------------------------------------------------------
 Battelle Memorial                  08/30/90               MIL-KDBK-5 databanks
-----------------------------------------------------------------------------------------------
 BEQE Ltd.                          09/01/91               PAT/DYNA
-----------------------------------------------------------------------------------------------
 Blue Ridge Numerics                04/19/96               CF Design
-----------------------------------------------------------------------------------------------
 The Boeing Company                 08/08/97               BCSLIB_EXT
-----------------------------------------------------------------------------------------------
 The Boeing Company                 09/17/97               A502
-----------------------------------------------------------------------------------------------
 CADSI                              06/27/91               DADS
-----------------------------------------------------------------------------------------------
 Cimplex                            11/12/90               2 D Variational Curve Editor
-----------------------------------------------------------------------------------------------
 Computer Generation Int'l          02/18/97               HView Widget Package
-----------------------------------------------------------------------------------------------
 Computervision                     06/30/92               CV-DORS
-----------------------------------------------------------------------------------------------
 Dassault Systemes                  10/11/91               CATEXpres and CATIA
-----------------------------------------------------------------------------------------------
 DataFocus, Inc.                    12/22/95               NuTCRACKER
-----------------------------------------------------------------------------------------------
 Enterprise Software, Inc.          08/04/86               FEMAP
-----------------------------------------------------------------------------------------------
 FE Design                          11/02/97               Shape & Topology
-----------------------------------------------------------------------------------------------
 Globetrotter                       05/17/94               FLEXlm
-----------------------------------------------------------------------------------------------
 Geometric Software Services        03/27/98               AFR
-----------------------------------------------------------------------------------------------
 Geometric Software Services        11/30/97               PARACIS LIB
-----------------------------------------------------------------------------------------------
 Harrow Software                    06/30/96               Formula Graphics
-----------------------------------------------------------------------------------------------
 Hibbitt, Karlssen & Sorenson       10/02/92               ABAQUS
-----------------------------------------------------------------------------------------------
 Hummingbird                        08/01/98               EXCEED
-----------------------------------------------------------------------------------------------
 IBM                                03/10/93               ILU-Preconditioners
-----------------------------------------------------------------------------------------------
 Information Indexing               03/31/95               CenBASE/Materials
-----------------------------------------------------------------------------------------------
 INRIA                              01/14/98               GHS3D
-----------------------------------------------------------------------------------------------
 Inprise (aka: Borland)             06/20/90               Interbase Runtime Software
-----------------------------------------------------------------------------------------------




 INTECO                             05/23/95               Library B (Interative Solvers)
-----------------------------------------------------------------------------------------------
 Intelligent Light                  0228/91                DAA
-----------------------------------------------------------------------------------------------
 Interleaf                          09/13/93               WorldView
-----------------------------------------------------------------------------------------------
 Intergraph                         08/17/98               OLE for D&M (patent license)
-----------------------------------------------------------------------------------------------
 ITI                                01/01/94               Step AP203
-----------------------------------------------------------------------------------------------
 KL Group                           12/07/97               Electra Chart Runtime Libraries
-----------------------------------------------------------------------------------------------
 John Klintworth                    11/30/93               Laminate Modeler
-----------------------------------------------------------------------------------------------
 Materials Sciences Corp.           09/15/94               MIL-HDBK-17 databanks
-----------------------------------------------------------------------------------------------
 McIntosh Structural Dynamics       05/01/97               N5KQ
-----------------------------------------------------------------------------------------------
 MDI                                05/30/86               ADAM-KINESTATOCS
-----------------------------------------------------------------------------------------------
 Moldflow Corp.                     04/12/94               MoldFlow Interface Modules
-----------------------------------------------------------------------------------------------
 NASA                               05/xx/73               NASTRAN
-----------------------------------------------------------------------------------------------
 nCode                              08/16/94               FE-Fatigue
-----------------------------------------------------------------------------------------------
 NewCode                            10/10/94               Memory Tuning System
-----------------------------------------------------------------------------------------------
 Open Software Foundation           08/24/89               OSF/Motif and various shareware
                                                           packages
-----------------------------------------------------------------------------------------------
 Ove Arup & Partners                02/29/96               DCODE
-----------------------------------------------------------------------------------------------
 Penton Publishing                  10/31/94               Materials Selector
-----------------------------------------------------------------------------------------------
 Phar Lap Software                  04/18/88               Runtime libraries
-----------------------------------------------------------------------------------------------
 PKWare                             01/11/95               PKSFX
-----------------------------------------------------------------------------------------------
 Samtech                            03/22/93               SAMCEF Interface
-----------------------------------------------------------------------------------------------
 Samtech                            08/22/93               MECANO
-----------------------------------------------------------------------------------------------
 SCO (Santa Cruz Operations)        03/11/98               SCO/XENIX
-----------------------------------------------------------------------------------------------
 SFE GmbH                           05/11/98               AKUSMOD
-----------------------------------------------------------------------------------------------
 STI                                05/09/94               Space Ware IMC
-----------------------------------------------------------------------------------------------
 Spatial Technologies               03/21/95               ACIS (3D Toolkit)
-----------------------------------------------------------------------------------------------
 Unigraphics Corp.                  02/22/90               PARASOLID
-----------------------------------------------------------------------------------------------
 Unigraphics Corp.                  08/xx/99               Open Toolkit
-----------------------------------------------------------------------------------------------
 VR&D                               11/01/88               DOT
-----------------------------------------------------------------------------------------------
 UDRI                               09/13/90               AFML-TR-77-151, AFWAL-7R-81-4172
-----------------------------------------------------------------------------------------------
 University of Minnesota            12/31/97               METIS
-----------------------------------------------------------------------------------------------
 Visual Kinematics                  0226/91                FOCUS and Vistools
-----------------------------------------------------------------------------------------------
 William Andrew, Inc.               02/28/94               Plastics Materials Properties Databanks
-----------------------------------------------------------------------------------------------
 ZONA Technology                    01/17/91               ZONA 51
-----------------------------------------------------------------------------------------------

- MSC cannot grant a security interest in the above products, but the majority of the agreements are transferable with the consent of licensee, which shall not be unreasonably withheld.

- MSC's hardware partners provide MSC with loaner equipment and software for use in development and support activities. Title to this equipment and software remains with the partner.

- MSC products will contain run-time library codes, belonging to the hardware platform manufacturers, if required for operation on the given computer system. All such codes remain the property of the hardware manufacturer.

                                    SCHEDULE 5.8
                                     LITIGATION


                                        NONE

                                    SCHEDULE 5.9
                              MATERIAL ADVERSE CHANGE
                              IN FINANCIAL STATEMENTS



                                      NONE

                                   SCHEDULE 7.10
                              LOCATIONS OF INVENTORY
                                   AND EQUIPMENT


MSC.Software Corporation
90000 Chelmsford Street
Lowell, MA 01851

MSC.Software Corporation
2975 Redhill Avenue
Costa Mesa, CA 92626

MSC.Software Corporation
26899 Northwestern #400
Southfield, MI 48037

                      INTELLECTUAL PROPERTY SECURITY AGREEMENT


     This Intellectual Property Security Agreement is entered into as of August 11, 1999 by and between Comerica Bank-California ("Bank") and MSC.Software Corporation., a Delaware corporation ("Grantor").

RECITALS

     A. Bank has agreed to make certain advances of money and to extend certain other financial accommodation to Grantor (the "Loans") in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"; capitalized terms used herein are used as defined in the Loan Agreement). Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement.

     B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

     NOW, THEREFORE, Grantor agrees as follows:

AGREEMENT

     To secure its obligations under the Loan Agreement and other obligations owing to Bank from time to time, Grantor grants and pledges to Bank a security interest in all of Grantor's right, title and interest in, to and under certain property (including without limitation those Copyrights, Patents and Trademarks listed on Schedules A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof (the "Intellectual Property Collateral").

     This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

     IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

                                   GRANTOR:

ADDRESS OF GRANTOR:                MSC.SOFTWARE CORPORATION

815 Colorado Blvd.
Los Angeles, CA  90041             By:  /s/ Louis A. Greco
                                        ------------------

Attn:  Mr. Lou Greco               Title:  Chief Financial Officer
                                           -----------------------



                                   BANK:

ADDRESS OF BANK:                   COMERICA BANK-CALIFORNIA

10900 Wilshire Blvd.
Los Angeles, CA  90024             By:  /s/ David Galst
                                        ---------------

Attn:  Mr. David Galst             Title:  Vice President
                                           --------------

                                    EXHIBIT A

                                   Copyrights


MSC.Software Corporation has copyright applications pending for the following products:

MSC/NASTRAN
MSC/PATRAN
MSC/DYTRAN
MSC/MVISION

MSC.Software Corporation has the following copyrights registered with the United States Copyright Office:


Title of Work:                                               Number
MSC/NASTRAN Numerical Methods User's Guide                   TX-4-122-699
      Version 68

MSC/NASTRAN Release Notes                                    TX 4-086-208
      Version 68

MSC/CASE                                                     TX 1 678 211

NVH_Manager                                                  TXu 672-362

SubSystem - Modeler; SubSystem - Template                    TXu 670-776

The MacNeal-Schwendler Corporation:                          TX - 2 332 521
      The First Twenty Years

PROBE:  A computer Implementation of the p-Version           TXu 196-340
      of the Finite Element Method

MACE                                                         TX 1 752 523

MSC/mod                                                      TX 2 353 128

MSC/CASE                                                     TX 1 678 211

MSC/CAL                                                      TX 2 132 881

MSC/CEL                                                      TX 2-422-984

MSC/AutoFEM                                                  TX 1 974 358

PISCES ELK Program, User Manuals                             TX 2 066 001

ADCAD2 User's Manual                                         TX 2 399 000




MSC/NASTRAN Common Questions and Answers                     TX 4-026-594
      Second Edition, Version 68

MSC/NASTRAN:  Common Questions & Answers                     TX 3-838-796
      For Version 67.5

MSC/NASTRAN Bibliography Second Edition                      TX 4-046-273

MSC/NASTRAN Bibliography                                     TX 3-838-795

MSC/NASTRAN Geometry Evaluator                               TX 4-119-779
      Developer's Guide

MSC/Nastran Aerolastic Analysis User's Guide,                TX 3-662-961
      version 68

MSC/NASTRAN Design Sensitivity and Optimization              TX 4-018-132
      User's Guide, Version 68

User's Guide:  MSC/NASTRAN Design Sensitivity                TX 3-838-793
      and Optimization (V.67)

Handbook for Structural Optimization                         TX 3 641 824
      (MSC/NASTRAN V.66)

User's Guide: MSC/NASTRAN Numerical Methods                  TX 3-838-789
      (V.67)

Handbook for Numerical Methods                               TX 3 641 825
      (MSC/NASTRAN V.65)

MSC/NASTRAN DMAP Module Dictionary                           TX 4-122-074
      Version 68

Handbook for Non-Linear Analysis                             TX 3-838-843
      (Based on Version 67)

Getting Started with MSC/NASTRAN User's Guide                TX 3-852-596

Users Manual - MSC/NASTRAN Version 67                        TX 3 663 368

Users Manual (MSC/NASTRAN V.66)                              TX 3 682 218

MSC/NASTRAN Users Manual                                     TX 3-685-660
      (MSC/NASTRAN V. 66A)  Vol. 1

MSC/NASTRAN Handbook for Superelement Analysis               TX 2-384-134

MSC/NASTRAN Aeroelastic Supplement                           TX 2 392 005




MSC/NASTRAN Linear Static Analysis User's Guide              TX 4-122-747
      Version 68

MSC/NASTRAN Handbook for Linear Analysis                     TX 2-443-605

MSC/NASTRAN Handbook for Dynamic Analysis                    TX 2 326 640

MSC/NASTRAN Thermal Analysis User's Guide                    TX 4-121-462
      Version 68

MSC/NASTRAN Handbook for Thermal Analysis                    TX 2 326 641

Introduction to MSC/NASTRAN Version 67                       TX 3 730 982

Introduction to Finite Element Analysis                      TXu 230 999
      and Nastran Utilization

MSC/NASTRAN Installation and Operation                       X 4-085-401
      Instructions SUN (Solaris) Version 68

MSC/NASTRAN Installation and Operation                       TX 4-085-400
      Instructions CRAY (UNICOS)

MSC/NASTRAN Installation and Operation                       TX 4-119-490
      Instructions CONVEX (ConvexOS)  Version 68

MSC/NASTRAN Installation and Operation                       TX 4-119-491
      Instructions HP 9000 (HP-UX)  Version 68

MSC/NASTRAN Installation and Operation                       TX 4-119-494
      Instructions IBM RISC System/6000 V. 68

MSC/NASTRAN Installation and Operation                       TX 4-119-492
      Instructions SUN (SunOS) Version 68

MSC/NASTRAN Installation and Operation                       TX 4-119-495

MSC/NASTRAN Installation and Operation                       TX 4-119-496
      Instructions Digital Alpha (OSF/1) Version 68

MSC/NASTRAN Application Manual, Sections 7.6                 TX 4-112-410
      & 7.7 Intel 386/486 (SCO UNIX) Version 67.5

MSC/NASTRAN Application Manual, Sections 7.6                 TX 4-095-550
      & 7.7 HITACHI (HI-OSF/1-MJ) Version 67.5

MSC/NASTRAN Release Notes for Version 67.5                   TX 3 641 823

MSC/NSTRAN V. 67.5                                           TX 3 641 821
      Installation Procedure for Convex




MSC/NASTRAN V. 67.5                                          TX 3 679 607
      Installation Procedure for CRAY (UNICOS)

MSC/NASTRAN V. 67.5                                          TX 3-838-792
      Installation Procedure for DEC VAX (VMS)

MSC/NASTRAN V. 67R2                                          TX 3-838-790

MSC/NASTRAN V. 67.5                                          TX 3-838-794
      Installation procedure for HP9000 (HP-UX)

MSC/NASTRAN, V. 67.5                                         TX 3 641 822
      Installation Procedure for IBM RISC System 6000

MSC/NASTRAN V. 67.5                                          TX 3 679 606
      Installation Procedure for IBM (MVS/XA)

MSC/NASTRAN  V. 67.5                                         TX 3-838-791
      Installation Procedure for SGI (IRIX)

MSC/NASTRAN V. 67.5                                          TX 3 679 608
      Installation Procedure for Sun

MSR-48 MSGMESH USER'S GUIDE                                  A 791247

MSC/NASTRAN APPLICATION MANUAL                               A 404717
      [MSR-35, Jerrard A. Joseph,
      Editor, November 1972]

MSC/NASTRAN APPLICATION MANUAL                               A 550535
      MSR-35 Update Documentation,
      Edition 73.1-C, 3/20/73

MSC/NASTRAN APPLICATION MANUAL                               A 550534
      MSR-35 Update Documentation,
      Edition 73.2-C, 5/1/73

MSC/NASTRAN APPLICATION MANUAL                               A 550533
      MSR-35 Update Documentation,
      Edition 73.3-C, 7/1/73

MSC/NSTRAN APPLICATION MANUAL                                A 550532
      MSR-35 Update Documentation,
      Edition 73.4-C, 8/1/73

MSC/NASTRAN APPLICATION MANUAL                               A 550531
      MSR-35 Update Documentation,
      Edition 73.5-C, 9/1/73

MSC/NASTRAN APPLICATION MANUAL                               A 550536
      MSR-35 Update Documentation,
      Edition 73.6-I, 10/10/73




MSC/NASTRAN APPLICATION MANUAL                               A 550537
      MSR-35 Update Documentation,
      Edition 73.1-I, 3/20/73

MSC/NASTRAN APPLICATION MANUAL                               A 550538
      MSR-35 Update Documentation,
      Edition 73.5-I, 9/1/73

MSC/NASTRAN APPLICATION MANUAL                               A 550539

MSC/NASTRAN APPLICATION MANUAL                               A 550540
      MSR-35 Update Documentation,
      Edition 73.3-I, 7/1/73

MSC/NSTRAN APPLICATION MANUAL                                A 550541
      MSR-35 Update Documentation,
      Edition 73.2-I, 5/1/73

MSC/NASTRAN APPLICATION MANUAL                               A 550542
      MSR-35 Update Documentation,
      Edition 73.6-C 10/10/73

MSC/NASTRAN APPLICATION MANUAL FOR                           A 657365
      UNIVAC 1100 SERIES
      MSR-35  January 1974

MSC/CDC NASTRAN APPLICATION MANUAL                           A 657366
      Update Documentation 74.5  9/1/74

MSC/CDC NASTRAN APPLICATION MANUAL                           A 657367
      Update Documentation 74.4  6/20/74

MSC/CDC NASTRAN APPLICATION MANUAL                           A 657368
      Update Documentation 74.3  4/20/74

MSC/NASTRAN APPLICATION MANUAL                               A 657369
      Update Documentation 74.2-C  3/10/74

MSC/NASTRAN APPLICATION MANUAL                               A 657370
      Update Documentation 74.1-C  1/10/74

MSC/IBM NASTRAN APPLICATION MANUAL                           A 657371
      Update Documentation 74.5  9/1/74

MSC/IBM NASTRAN APPLICATION MANUAL                           A 657372
      Update Documentation 74.4  6/20/74

MSC/IBM NASTRAN APPLICATION MANUAL                           A 657373
      Update Documentation 74.3  4/20/74




MSC/NASTRAN APPLICATION MANUAL                               A 657374
      Update Documentation 74.2-I  3/10/74

MSC/NASTRAN APPLICATION MANUAL                               A 657375
      Update Documentation 74.1-I  1/10/74

MSC/UNIVAC NASTRAN APPLICATION                               A 657376
      MANUAL
      Update Documentation 74.5  9/1/74

MSC/UNIVAC NASTRAN APPLICATION                               A 657577
      MANUAL
      Update Documentation 74.4  6/20/74

MSC/UNIVAC NASTRAN APPLICATION                               A 657378
      MANUAL
      Update Documentation 74.3  4/20/74

MSC/NASTRAN APPLICATION MANUAL                               A657379
      MANUAL
      Update Documentation 74.2-U  3/10/74

MSC/UNIVAC NASTRAN APPLICATION                               A 767282
      MANUAL
      {Update Documentation 75.1]

MSC/UNIVAC NASTRAN APPLICATION                               A 791243
      MANUAL - 1975 Update Series
      [Update Documentation 75.2]

MSC/IBM NASTRAN APPLICATION MANUAL                           A 791244
      Update Series
      [Update Documentation 75.2]

MSC/IBM NASTRAN APPLICATION MANUAL                           A 791245
      Update Series
      [Update Documentation 75.1]

MSC/CDC NASTRAN APPLICATION MANUAL                           A 791246
      Update Series
      [Update Documentation 75.1]

MSC/CDC 7600 NASTRAN APPLICATION                             A 791248
      MANUAL - 1975 Update Series

MSC/CDC/6000 NASTRAN APPLICATION                             A 791249
      MANUAL - 1975 Update Series
      [Update Documentation 75-2]




MSC/NSTRAN APPLICATION MANUAL                                A 792761
      FOR CDC 7000 SERIES

MSC/XL Users Manual (Version 2.0)                            TX 3-848-552

MSC/XL Users Manual Version 1                                TX 3 658 655

Concept Solids, Version 4.0.1                                TX 3 402 882

MSC/WORLD                                                    TX 4-096-538
      Version 2

MSC/WORLD                                                    TX4-087-159
      Version 1

MSC/WORLD                                                    TX 4-096-537
      Volume IV

MSC/WORLD                                                    TX 4-087-167
      Volume IV2

MSC/WORLD                                                    TX 3-797-302
      Volume IV1

MSC/WORLD                                                    X 3 674 930
      Volume III #3

MSC/WORLD                                                    TX 3 674 928
      Volume III #2

MSC/WORLD                                                    TX 3 674 765
      Volume III #1

MSC/WORLD                                                    TX 3 674 767
      Volume II #2

MSC/WORLD                                                    TX 3 674 766
      Volume II #1

MSC/WORLD                                                    TX 3 674 931
      Volume 1 #2

MSC/WORLD                                                    TX 3 674 929

MSC/MATE                                                     TX 1 701 129

MSC/pal 2                                                    TX 1 715 660

                                    EXHIBIT B

                                     Patents


MSC.Software Corporation has a patent application pending for Distributed Application Queuing Service Method and Application.

PDA Engineering, Inc. has filed a transfer application to assign seven patents to MSC.Software Corporation, a copy of the application is attached hereto.

                                    EXHIBIT C

                                   Trademarks


MSC.Software Corporation has the following trademarks:


Name                       Class            Registration Number    Registration Date
EU

NASTRAN                    09, 16, 42       000184085              April 1, 1996
DYTRAN                     09, 16, 42       000184044              April 1, 1996
PATRAN                     09, 16, 42       000184143              April 1, 1996
MSC/NASTRAN                09, 16, 42       000190777              April 3, 1996
MSC                        09, 16, 42       000183947              April 1, 1996

Benelux

DYTRAN                     09               577807                 May 24, 1995
NASTRAN                    09               577809                 May 24, 1995
MSC                        09               497449                 June 5, 1991

France

MSC                        09, 16           1704054                June 19, 1991
NASTRAN                    09               95/573020              May 24, 1995
MSC/DYTRAN                 09, 16           95/401110              Jan. 14, 1992

Germany

MSC                        09               395,21,871             Sept. 23, 1997
MSC/DYTRAN                 09, 16           204687                 July 19, 1993
MSC/NASTRAN                09, 16           2040688                July 19, 1993

Russian Federation

MSC/MVISION                09               171998                 Dec. 26, 1996
MSC/NASTRAN                09               166397                 Dec. 26, 1996

Australia

MSC                        16               559782                 July 16, 1991
MSC                        09               559781                 July 16, 1991

Canada

MSC                        09, 16, 42       319,655                Oct. 17, 1986

Ireland

MSC                        09               172678                 May 24, 1995

U. K.

MSC                        09               1303974                March 14, 1987
MSC                        16               1303976                March 14, 1987




MSC                        35               1303977                March 14, 1987
MSC                        41               1303978                March 14, 1987
MSC                        42               1303979                March 14, 1987




Israel

MSC                        09               98884                  May 28, 1995

Italy

MSC                        09, 16           612894                 Dec. 29, 1993

Taiwan

                     (local class #)
MSC                        08               26939                  Oct. 16, 1987
MSC                        72               391789                 Feb. 16, 1988
MSC                        56               381345                 Nov. 1, 1987

(Note:  renewal registration for all three marks has been filed)

Spain

MSC                        09               1986989                March 5, 1996

Republic of Korea (South Korea)

                     (local class #)
MSC                        52               249451                 Sept. 16, 1992
MSC/DYTRAN                 39               286482                 March 10, 1994

United States

MSC                        16               1,324,421              March 12, 1985
MSC                        42               1,341,607              June 11, 1985
MSC                        09               1,571,643              Dec. 19, 1989
MSC                        09               2,075,622              July 1, 1997
MSC/                       16               1,324,419              March 12, 1985
MSC/                       09               1,330,631              April 16, 1985
MSC.cel                    09               1,525,384              Feb. 21, 1989
MSC/DYTRAN                 09               1,856,660              Oct. 4, 1994
MSC/MVISION                09               2,075,722              July 1, 1997
MSC/PATRAN                 09               2,075,723              July 1, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
U.S. trademarks for obsolete products which are still in active use
MSC/ARIES                  09               1,964,963              April 2, 1996
MSC.pal                    09               1,367,412              Oct. 29, 1996
MSC/PISCES                 09               1,647,975              June 18, 1991
MSC/XL                     09               2,021,105              Dec. 3, 1996
MSC/XL                     09               1,571,709              Dec. 19, 1989